                                                                   EXHIBIT 10.46

                                   AGREEMENT

         THIS AGREEMENT (the "Agreement") is made and entered into as of the Merger Date (as defined herein), by and among the following parties:

                 I.       KC PARTNERSHIP, a Florida general partnership
("Owner").

                 II. FORD LEASING DEVELOPMENT COMPANY, a Delaware corporation ("Ford Leasing").

                 III. PERIMETER FORD, INC., a Delaware corporation ("Old Perimeter").

                 IV.      PF MERGER, INC., a Delaware corporation
("Perimeter").

                 V.       COMERICA BANK, a Michigan banking corporation
("Comerica").


                                    RECITALS

         1. Reference is made to that certain real property more particularly described in Exhibit "A" attached hereto and by this reference incorporated herein (the "Premises").

         2. In December, 1986, the following transactions and instruments were entered into:

                 (a) By Deed recorded January 7, 1987, at Book 10561, Page 432 (the "Ford Leasing Deed") (unless otherwise specifically indicated to the contrary, all references in this Agreement to instruments recorded shall mean to the public records of the Clerk of the Superior Court of Fulton County, Georgia), Ford Leasing conveyed the Premises to Owner.

                 (b) By instrument entitled "Lease Agreement" Owner leased the Premises to Ford Leasing (the "Main Lease"). A "Short Form Lease" regarding the Main Lease was recorded at Book 10561, Page 435 (the "Main Lease Notice").

                 (c) By instrument entitled "Dealership Sublease" Ford Leasing subleased the Premises to Old Perimeter (the "Perimeter Sublease"). No "Memorandum of Lease" or "Short Form Lease" or similar instrument was recorded in the public records regarding the Perimeter Sublease.

                 (d) Ford Motor Credit Company, a Delaware corporation ("FMCC") made various loans (the "FMCC Loans") to either Owner or affiliates of Owner that were secured by various mortgages, mortgage modifications, and other instruments, all encumbering the Premises (collectively the "FMCC Mortgages").





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                 (e)      Owner, Ford Leasing and FMCC entered into an
Agreement (the "Old Agreement"), as recorded at Book 10570, page 494. The purpose of the Old Agreement was to provide public notice of certain conditions regarding the Ford Leasing Deed, the Main Lease and the FMCC Mortgages. The purpose of this Agreement is to replace and supersede the Old Agreement.

         3. Simultaneously as of the Merger Date, the following transactions shall occur:

                 (a) Old Perimeter is merging into Perimeter, with Perimeter being the surviving corporation. The effective date of such merger shall be referred to as the "Merger Date."

                 (b) Comerica is providing new mortgage financing to Owner (the "Loan"), the purposes of which are to payoff the FMCC Loans and to provide additional funds to Owner. The Loan shall be secured by a first priority Deed to Secure Debt on the Premises (the "Mortgage").

                 (c) Effective as of the Merger Date, the Main Lease and the Perimeter Sublease are being modified, as set forth herein.

                 4. Effective as of the Merger Date, Owner and Perimeter are entering into an agreement setting forth certain rights and obligations pertaining to the use and occupancy of the Premises (the "Operations / Lease Agreement").

         NOW, THEREFORE, in consideration of the mutual covenants contained herein, the receipt and adequacy of which is acknowledged by the parties, the parties agree as follows:

         1. Recitals. The parties agree that the Recitals are true and correct and are hereby made a part of this Agreement. All instruments and documents referenced in the Recitals are hereby incorporated into and made a part hereof.

         2. Definitions. The following terms as used herein shall have the meanings hereinafter specified, unless the context otherwise requires:

                 (1) Main Lease shall mean the Main Lease, as defined in the Recitals, the leasehold estate created thereby, and all rights of the tenant created thereunder; however, amended as follows:

                          (1) Article 2. Basic Rent shall be as set forth in Exhibit "B" attached hereto. The Basic Rent will be subject to adjustment as a result of the construction of anticipated improvements upon the Premises. Such adjustment will be effective provided a like adjustment is imposed upon Perimeter under the Perimeter Sublease.

                          (2) Section 8.03, last paragraph is modified by the addition of the following:





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                                  In addition, Control Period shall relate to a
                                  period of time during which Perimeter (as defined in this Agreement) is the subtenant under the Sublease.

                 (2) Perimeter Sublease shall mean the Perimeter Sublease, as defined in the Recitals, the leasehold estate created thereby, and all rights of the tenant created thereunder; however, amended as follows:

                          (1) Article 2. Basic Rent shall be as set forth in Exhibit "B" attached hereto. The Basic Rent will be subject to adjustment as a result of the construction of anticipated improvements upon the Premises.

                          (2) As of the Merger date, (i) all right, title and interest of Old Perimeter in and to the Perimeter Sublease is assigned from Old Perimeter to Perimeter, and (ii) Old Perimeter shall have no further obligations under the Perimeter Sublease. As of the Merger Date, Perimeter hereby agrees to assume all obligations of Old Perimeter under the Perimeter Sublease. Ford Leasing hereby consents to such assignment and assumption.

                 (3) Note shall mean any promissory note executed and delivered by Owner in favor of Comerica to evidence a loan by Comerica to Owner, and which promissory note is secured by a Mortgage. It is agreed that there may be more than one Note.

                 (4) Owner Guaranty shall mean any guaranty given by Owner in favor of Comerica whereby Owner guarantees any obligations owed by affiliates of Owner to Comerica.

                 (5) Mortgage shall mean any Deed to Secure Debt, or other form of mortgage encumbrance instrument, whereby Owner grants in favor of Comerica a lien upon the Premises to secure the Note and the Owner Guaranty.
It is agreed that there may be more than one Mortgage. Comerica agrees that the Mortgage(s) shall not secure a total aggregate indebtedness in excess of Five Million Dollars ($5,000,000.00), plus any amounts advanced by Comerica to protect its rights under the Mortgage, and plus interest thereon.

                 (6) Comerica shall mean Comerica Bank, a Michigan banking corporation, and after any assignment of the Note and the Mortgage to another holder, shall mean the then holder of the Note and the Mortgage.

                 (7) Foreclosure Proceedings shall mean the foreclosure by any means provided for in the Mortgage or at law or in equity, including, without limitation, the taking possession of the Premises pursuant to the Mortgage.





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                          (8)     Operations / Lease Agreement shall mean the
         Operations / Lease Agreement entered into between Owner and Perimeter.

         3. Ford Leasing Subordination. Ford Leasing agrees that the Main Lease is and shall continue to be subject and subordinate to the Mortgage and to all extensions, renewals and amendments to the Mortgage, provided that any such extensions, renewals or amendments shall not have the effect of (a) increasing the principal of or the interest on the Note or otherwise increasing the indebtedness secured by the Mortgage beyond the amount provided for in this Agreement, and/or (b) changing any term or provision of the Note or the Mortgage so as to make the same inconsistent or in conflict with the terms and provisions of this Agreement.

         4. Attornment. Ford Leasing agrees for the benefit of Comerica and Perimeter as follows:

                 (a) Foreclosure Proceedings shall not terminate the Main Lease, the Operations/Lease Agreement or the Perimeter Sublease. In the event Comerica takes possession of the Premises pursuant to any Foreclosure Proceeding, Ford Leasing agrees to attorn to Comerica; and in the event of any foreclosure sale conducted pursuant to any Foreclosure Proceedings, Ford Leasing agrees to attorn to the purchaser at such foreclosure sale (the "Purchaser"). Said attornment is to be effective and self-operative without the execution of any other instrument immediately upon Comerica or any successor or assignee of Comerica succeeding to the rights of Owner under the Main Lease, and the Main Lease shall continue in accordance with its terms between Ford Leasing, as tenant, and Comerica or any successor or assignee of Comerica, as landlord; provided, however, that Comerica or any successor or assignee of Comerica shall not: (i) be bound by any prepayment of rent or additional rent, deposit, rental security or any other sums paid to any prior landlord under the Main Lease including, without limitation, by Ford Leasing unless received and receipted for by Comerica or its successor or assignee;
(ii) be bound by any amendment or modification of the Main Lease made without the consent of Comerica or its successor or assignee; (iii) be personally liable under the Main Lease, and Comerica's or its successor's or assignee's liability under the Main Lease shall be limited solely to the interest of Comerica or its successor or assignee in the Premises; (iv) be liable for any act or omission of any prior landlord under the Main Lease including, without limitation, Owner, that results in a default under the Main Lease that continues after Comerica or its successors or assigns becomes Landlord, except to the extent that Comerica was given notice of such act or omission and an opportunity to cure; and (v) be subject to any offsets, defenses, claims or counterclaims which Ford Leasing might have against any prior landlord under the Main Lease including, without limitation, Owner except to the extent that Comerica was given notice of default giving rise to the offset, defense, claim or counterclaim and an opportunity to cure.

                 (b) The provisions of Section 8.03 of the Main Lease shall not be in force and effect to relieve Ford Leasing of its obligations to perform or observe the terms and provisions of the Main Lease:





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                          (i)     from and after the commencement of any
Foreclosure Proceedings, and so long as such Foreclosure Proceeding is conducted by Comerica, and

                          (ii)    from and after such time as Comerica or any
Purchaser (other than a person or entity controlled by or under common control with Owner named herein and the subtenant under the Sublease, as defined in the Main Lease, which terms "controlled by" or "under common control with", as used with respect to any person or entity, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person or entity, whether through the ownership of voting securities or by contract or otherwise) shall become the owner of the Premises pursuant to any Foreclosure Proceeding;

provided, however, the terms and conditions of Section 8.03 of the Main Lease shall be deemed to be in force and effect with respect to obligations of Ford Leasing which accrued, or derived from a state of facts or conditions which occurred or existed, prior to the date of the commencement of any such Foreclosure Proceeding.

The provisions of this Subparagraph (b) shall not constitute a waiver by Ford Leasing of any provisions of the subtenant under the Sublease, as defined in the Main Lease, or Owner under the Main Lease, or otherwise relieve such subtenant or Owner of its obligations under the Sublease, as defined in the Main Lease, and the Main Lease, respectively.

In the event a foreclosure action (judicial or non-judicial) is commenced by Comerica and the Premises are placed for sale by the Court through such proceedings, Ford Leasing shall have the right to purchase the Premises within a fifteen (15) day period prior to the date of the sale for an amount equal to the sum set forth in the foreclosure final judgment together with accrued interest. Owner retains the right to satisfy the obligations due Comerica as pertaining to the Premises prior to the commencement of such fifteen (15) day
period.   Ford Leasing's right to purchase shall prevail over any Option to
Purchase granted Perimeter under the Operations / Lease Agreement. Ford Leasing's right to purchase as provided in this paragraph shall terminate effective 6:00 PM the day prior to the Court ordered foreclosure sale.

         5. Proceeds; Non-Disturbance. Comerica hereby agrees for the benefit of Ford Leasing and Perimeter as follows:

                 (a) Proceeds. Notwithstanding anything to the contrary contained in the Mortgage, the fire and extended coverage insurance on the Premises required by the Main Lease shall name Ford Leasing as sole loss payee. Ford Leasing, in accordance with the terms of the Main Lease will make available any insurance or condemnation proceeds for the restoration of the buildings and other improvements that are part of the Premises that are damaged or destroyed or taken in any condemnation proceedings, all in accordance with the terms of the Main Lease.

                 (b) Non-Disturbance. So long as no default by Ford Leasing under the Main Lease shall have occurred and be continuing so that Owner would be entitled to enter into and upon





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the Premises and repossess the same and evict Ford Leasing and thereby terminate the Main Lease, the Main Lease shall continue in full force and effect, and the Main Lease shall not be terminated, cut off or otherwise disturbed as a result of a Foreclosure Proceeding or otherwise except in accordance with the terms and provisions of the Main Lease. In the event of a Foreclosure Proceeding, Comerica will not name Ford Leasing as a party defendant so as to terminate or disturb the Main Lease or to obtain a judgment against Ford Leasing in any Foreclosure Proceeding. Any sale conducted pursuant to any Foreclosure Proceeding shall be expressly subject to the Main Lease; and any Purchaser shall assume all duties and obligations of Owner under the Main Lease.

                 (c) Non-Disturbance. So long as no default by Perimeter under the Perimeter Sublease or Operations / Lease Agreement shall have occurred and be continuing that would permit Owner to terminate the Operations / Lease Agreement or which would permit Ford Leasing to terminate the Perimeter Sublease, then the Operations / Lease Agreement, Main Lease and Perimeter Sublease shall continue in full force and effect, and the Perimeter Sublease, the Operations / Lease Agreement, Main Lease and Perimeter Sublease shall not be terminated, cut off or otherwise disturbed as a result of a Foreclosure Proceeding or otherwise except in accordance with the terms and provisions of the Perimeter Sublease, the Operations / Lease Agreement, Main Lease and Perimeter Sublease. In the event of a Foreclosure Proceeding, Comerica will not name Perimeter as a party defendant so as to terminate or disturb the Perimeter Sublease, the Operations / Lease Agreement, Main Lease or Perimeter Sublease or to obtain a judgment against Ford Leasing or Perimeter in any Foreclosure Proceeding. Any sale conducted pursuant to any Foreclosure Proceeding shall be expressly subject to the Perimeter Sublease, the Operations / Lease Agreement, Main Lease and Perimeter Sublease; and any Purchaser shall assume all duties and obligations of Owner under the Main Lease, Perimeter Sublease and Operations / Lease Agreement.

                 (d) Notice of Default. Comerica agrees to deliver to Ford Leasing and Perimeter a copy of each notice of default under the Note or the Mortgage that Comerica delivers to Owner; and no notice of default under the Note or Mortgage shall be deemed to be effective as against Owner unless and until a copy of such notice shall have been delivered to Ford Leasing and Perimeter, and Ford Leasing and Perimeter shall have the right (but not the obligation) to cure such default within 30 days after the giving of such notice to Ford Leasing and Perimeter for curing any default in the payment of any installment of principal and/or interest and within 90 days after the giving of such notice for curing any other default.

         6. Severability. If any provision of this Agreement or the application thereof to any person, entity or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, and the application of such provision to any person, entity or circumstance other than that as to which it is held invalid or unenforceable, as the case may be, shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

         7. Notices. All notices, consents and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been properly given if





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hand delivered, delivered by a nationally recognized overnight delivery service
(such as Federal Express), or sent by United States registered or certified mail, postage paid

                 (a) if to Owner, at 3101 North State Road 7, Hollywood, Florida 33021.

                 (b) if to Ford Leasing, at One Parklane Blvd., Suite 1500 East, Dearborn, MI 48126-2477, attn: Global Real Estate Services; and

                 (c) if to Comerica, at 411 W. Lafayette Street, P. O. Box 75000, National Dealer Services - 3517, Detroit, Michigan 48275-3517.

                 (d) if to Perimeter or Old Perimeter, attn: B.B. Hollingsworth, Jr., Group 1 Automotive, Inc., 950 Echo Lane, Suite 350, Houston, TX 77024.

                 Any notice by certified or registered mail shall be deemed to have been given on the date of certification or registration thereof. Any notice by overnight delivery shall be deemed given the next business day following receipt of same by such carrier. Any party hereto may at any time designate a different address to which such notices, consents or other communications shall be sent by giving notice to the other parties hereto in the manner aforesaid for the giving of notices.

         8. Successors and Assigns. The rights and obligations hereunder shall be binding upon and shall inure to the parties hereto and their respective personal representatives and successors and assigns.

         9. Governing Law. This Agreement shall be governed by the laws of the State of Georgia.

         10. Notice Recording. This Agreement shall not be recorded. The Notice of Lease and Purchase Options attached hereto as Exhibit "D" and by this reference incorporated herein shall be recorded in the public records where the Premises are located.

         11. Release Price of Premises. Comerica agrees to release the lien of the Mortgage upon payment to Comerica of cash in the amount of Four Million Dollars ($4,000,000.00) plus any unpaid accrued interest under the Note, and this amount shall first be used to pay all amounts owing to Comerica, whether unpaid principal, accrued interest, or other costs, under the Note, and with the balance going to pay amounts owing to Comerica under obligations guaranteed by the Owner Guaranty.

         12. Representations of Ford Leasing - Ford Lease. Ford Leasing hereby certifies that, to its knowledge: (i) there are no defaults on the part of Owner under the Main Lease, (ii) the Main Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the Premises, (iii) the Main Lease is in full force and effect, (iv) all conditions to the effectiveness or continuing effectiveness of the Main Lease required to be satisfied as of the date hereof have been





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satisfied, and (v) Ford Leasing has not paid, and shall not pay, rent for more than one (1) month in advance.

         13. Representations of Owner. Owner hereby certifies and covenants that: (i) there are no defaults on the part of Ford Leasing under the Main Lease, (ii) the Main Lease is a complete statement of the agreement of the parties thereto with respect to the letting of the Premises, (iii) the Main Lease is in full force and effect, (iv) all conditions to the effectiveness or continuing effectiveness of the Main Lease required to be satisfied as of the date hereof have been satisfied, and (v) Owner has not received, and shall not accept, rent for more than one (1) month in advance, whether under the Main Lease or the Operations / Lease Agreement.

         14. Ford Leasing's Notification of Comerica - Main Lease. Ford Leasing will notify Comerica of any default by the Owner which would entitle Ford Leasing to cancel the Main Lease or abate the rent payable thereunder, and Ford Leasing agrees that notwithstanding any provision of the Main Lease, no notice of cancellation thereof and no abatement of rent thereunder shall be effective unless Comerica has received notice and has failed within sixty (60) days of the date thereof to cure such default which gave rise to such right of cancellation or abatement; however, it is understood that Comerica is not obligated to take any actions whatsoever with regard to the cure of such default.

         15. Ford Leasing's Notification of Comerica - Perimeter Lease. Ford Leasing will notify Comerica of any default by Perimeter which would entitle Ford Leasing to cancel the Perimeter Lease, and Ford Leasing agrees that notwithstanding any provision of the Perimeter Lease, no notice of cancellation thereof shall be effective unless Comerica has received notice and has failed within sixty (60) days of the date thereof to cure such default which gave rise to such right of cancellation; however, it is understood that Comerica is not obligated to take any actions whatsoever with regard to the cure of such default.

         16. Operations / Lease Agreement Between Owner and Perimeter. Owner and Perimeter are entering into a separate Operations / Lease Agreement concurrently herewith. To the extent that there is any conflict between Operations / Lease Agreement and the Perimeter Lease, as between Perimeter and Ford Leasing, the Perimeter Lease shall prevail and Perimeter and Ford Leasing shall comply with the terms therewith. As between Owner and Perimeter, Owner and Perimeter each shall be obligated to perform its obligations under the Operations / Lease Agreement as set forth therein. To the extent that Perimeter may required by Ford Leasing to perform any obligation under the Perimeter Sublease that Owner is required to perform under the Operations / Lease Agreement, Owner shall reimburse Perimeter for any amounts expended pursuant as if same was an obligation of Owner under the Operations / Lease Agreement.

                 Perimeter shall not be required to make any payments to Ford Leasing under the Sublease so long as (i) the provisions of Section 8.03 of the Main Lease are in effect and relieves Ford Leasing of its obligation to perform or observe the terms and provisions of the Main Lease and (ii) Perimeter makes the payments required under the terms of the Operations / Lease Agreement.





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A true and correct copy of the Operations / Lease Agreement is attached hereto as Exhibit "D" and has been provided to Ford Leasing. Owner and Perimeter shall not modify any provisions of such Operations / Lease Agreement without the prior consent of Ford Leasing.

                 Ford Leasing shall not be required to make any payment to Owner under the Main Lease so long as Perimeter makes the payments required under the terms of the Operations / Lease Agreement.

                 Perimeter and Owner acknowledge that Perimeter's right to exercise any upcoming Option to Renew as set forth in Section 2.4 of the Operations / Lease Agreement are contingent upon the continuation of a Ford dealership upon the Premises.

                 In the event Ford Leasing shall exercise its Option to Purchase the property either pursuant to its Option to Purchase or Right of First Refusal, then in such event, the Operations / Lease Agreement shall terminate and the rights of the parties shall be governed by the Main Lease and Dealership Sublease. However, the rent increase as provided for in this Agreement shall terminate and rent shall be due as provided for in the Main Lease and Dealership Sublease.

                 The parties hereto agree that a Memorandum of such Operations / Lease Agreement may be recorded in the Public Records in the County where the Premises are located.

         17. Ford Motor Company Site Improvements. Owner and Perimeter acknowledge that Ford Motor Company has required site improvements as set forth in Exhibit "E" attached hereto. Owner shall complete the improvements required by Ford Motor Company in such agreement within the time frame set forth therein. In the event that the improvements are not so completed, then the parties hereto agree that the rent set forth in this Agreement shall revert to the rent due pursuant to the Main Lease and Dealership Sublease immediately prior to the execution hereof.

         18. Execution. It is not necessary for all parties to sign the same original of this Agreement, and instead this Agreement may be signed in multiple counterparts and collectively the multiple counterparts shall constitute the Agreement. Further, the parties hereto may execute multiple originals of this Agreement, and each original shall be effective. Any of the parties hereto may execute a counterpart of this Agreement, and then transmit via facsimile the executed counterpart of this Agreement to any person, and such receiving person shall be entitled to rely upon such copy received via facsimile as if it were an original document.

Exhibits

Exhibit "A" - Description of Premises
Exhibit "B" - Basic Rent
Exhibit "C" - Notice of Lease and Purchase Options
Exhibit "D" - Operations / Lease Agreement
Exhibit "E" - Site Improvements





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
         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                  PERIMETER FORD, INC., a Delaware corporation

                                  By: /s/  JAMES S. CARROLL
                                      ----------------------------------------
                                           James S. Carroll, as its President
                                                   (CORPORATE SEAL)

                                             Date executed:  March 19, 1998


                                  COMERICA BANK, a Michigan banking corporation


                                       By: /s/ DAVID M. GARBARZ
                                           -------------------------------------
                                           David M. Garbarz, as its _______ Vice
                                           President
                                                   (CORPORATE SEAL)

                                             Date executed:  March 19, 1998


                                  KC PARTNERSHIP, a Florida general partnership, by an authorized general partner:

                                  /s/ JAMES S. CARROLL
                                  ---------------------------------------------
                                  JAMES S. CARROLL, as Trustee of the J. Carroll Enterprises Trust under agreement dated August 3, 1993, on behalf of the trust as general partner of KC PARTNERSHIP, a Florida general partnership, on behalf of the partnership

                                             Date executed:  March 19, 1998


                                  FORD LEASING DEVELOPMENT COMPANY,
                                  a Delaware Corporation


                                  By:   /s/ EXECUTED
                                     ------------------------------------------

                                     ------------------------------------------

                                     Its --------------------------------------

                                             Date executed: March 19, 1998





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
                        EXHIBIT "A" - LEGAL DESCRIPTION

All that tract or parcel of land lying and being in Land Lot 35 of the 17th District of Fulton County, Georgia and being more particularly described as follows:

BEGINNING at a 1/2" rebar iron pin found at the intersection of the Westerly right-of-way of Georgia Highway No. 400 with the Northerly right-of-way of Mount Vernon Highway (80' R/W); thence running South 68 degrees 39 minutes West along the Northwesterly right-of-way of Mount Vernon Highway a distance of
381.4 feet to a 1/2" rebar iron pin found at the intersection of the Northwesterly right-of-way of Mount Vernon Highway with the Northeasterly right-of-way of Barfield Road Extension (80' R/W); thence running North 59 degrees 36 minutes West a distance of 37.1 feet to a 1/2" rebar iron pin found on the Northeasterly right-of-way of Barfield Road Extension; thence running North 19 degrees 22 minutes 30 seconds West along said right-of-way an arc distance of 231.36 feet (Cord = 229.62') to a point; thence running North 31 degrees 13 minutes West along said right-of-way a distance of 414.3 feet to a 1/2" rebar iron pin found; thence running North 25 degrees 22 minutes West along said right-of-way a distance of 54.0 feet to an 1/2" rebar iron pin found; thence running North 30 degrees 57 minutes 33 seconds West along said right-of-way a distance of 270.2 feet to a 1/2" rebar iron pin found; thence running North 89 degrees 30 minutes East a distance of 409.3 feet to a 1/2" rebar iron pin found; thence running South 00 degrees 14 minutes West a distance of 161.7 feet to a 1/2" rebar iron pin found; thence running North 89 degrees 40 minutes East a distance of 383.25 feet to a marker found on the Westerly right-of-way of Georgia Highway No. 400; thence running South 09 degrees 47 minutes East along said right-of-way a distance of 257.0 feet to a concrete monument found; thence running South 01 degrees 41 minutes East along said right-of-way a distance of 81.1 feet to a concrete monument found; thence running South 01 degrees 21 minutes East along said right-of-way a distance of
239.54 feet to a concrete monument found at the intersection of the said Westerly right-of-way of Georgia Highway No. 400 with the Northwesterly right-of-way of Mount Vernon Highway and the true point of beginning.

                            EXHIBIT "B" - BASIC RENT

Capitalized terms used in this Exhibit which are not defined herein shall have the meanings ascribed to such terms in the Operations / Lease Agreement.

Tenant shall pay Landlord monthly "BASIC RENT" (herein so called) of Fifty Seven Thousand Two Hundred Fifty and no/100 Dollars ($57,250.00), in advance on or before the first day of each Lease Month during the Lease Term, subject to adjustment as hereafter provided. If the Term commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Basic Rent for such month shall be prorated on the basis of one thirtieth (1/30th) of the monthly Basic Rent for each day of such month. If the CPI on any Adjustment Date shall be greater than the CPI for the Commencement Date, monthly Basic Rent commencing on the Adjustment Date shall be adjusted to be the original monthly Basic Rent specified herein an amount equal to one-half (1/2) of the product obtained by multiplying: (i) the original monthly Basic Rent specified in herein by (ii) the percentage increase in the CPI from the Commencement Date through the January 1st prior to the Adjustment Date. "ADJUSTMENT DATE" shall be the first day of the first Lease Month of each five (5) year Renewal Term following the initial ten (10) year lease term. "CPI" shall mean the Consumer Price Index for All Urban Consumers, All Items (Base Year 1982-84 = 100) published by the United States Department of Labor, Bureau of Labor Statistics. If the 1982-84 Base Year shall no longer be used as an index of 100, the revised index which would produce results equivalent, as nearly as possible to those which would be obtained hereunder if the CPI were not so revised.
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               EXHIBIT "C" - NOTICE OF LEASE AND PURCHASE OPTIONS





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                   EXHIBIT "D" - OPERATIONS / LEASE AGREEMENT

                        EXHIBIT "E" - SITE IMPROVEMENTS